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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                       PURSUANT TO SECTION 13 OR 15(d) OF
                       THE SECURITIES EXCHANGE ACT OF 1934

       Date of Report (Date of Earliest event reported): February 27, 2001
                                                         -----------------

                              E COM VENTURES, INC.
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             (Exact name of registrant as specified in its charter)



       FLORIDA                        0-19714                    65-0977964
       -------                        -------                    ----------
(State of Incorporation)        (Commission File Number)        (IRS Employer
                                                             Identification No.)



                   11701 N.W. 101st ROAD, MIAMI, FLORIDA 33178
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                    (Address of principal executive offices)



       Registrant's telephone number, including area code: (305) 889-1600
                                                           --------------





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ITEM 5.  OTHER EVENTS

         On February 27, 2001, E Com Ventures, Inc. (the "Company") entered into a Convertible Note Option Repurchase Agreement (the "Agreement") with the holders of the Company's outstanding Series A, B, C and D convertible debentures. The Agreement provides that the Company has the option to repurchase approximately $8.7 million outstanding convertible debentures over an eleven month period, at a price equal to the unpaid principal balance plus a 20% premium. The Company also issued a Press Release on February 27, 2001 (the "Press Release") reporting that it entered into the Agreement. A copy of the Agreement and press release are attached hereto as Exhibits 10.1 and 99.1, respectively, and information contained therein is incorporated herein by reference.

ITEM 7.  FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS

(a)       EXHIBITS
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          10.1    Convertible Note Option Repurchase Agreement, dated February
                  27, 2001, by and among the Company and the holders of the Company's Series A, B, C and D Convertible Notes as named therein.

          99.1    Press Release of the Company dated February 27, 2001.



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                                   SIGNATURES

         Pursuant to the requirements of the Securities and Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized on this 2nd day of March, 2001.

                                           E COM VENTURES, INC.



                                           By: /s/ A. Mark Young
                                               ---------------------------------
                                               A. Mark Young
                                               Chief Financial Officer



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